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                                                                    Exhibit 10.4

                       [CAREY DIVERSIFIED LLC LETTERHEAD]


                                                                October   , 1997

Mr. William P. Carey
Chairman
W.P. Carey & Co., Inc.
50 Rockefeller Plaza
New York, NY 10020

Dear Bill:

        This will confirm the understanding and agreement (the "Agreement") between W.P. Carey & Co., Inc. ("W.P. Carey") and Carey Diversified LLC (the "Company") as follows:

        1. The Company hereby engages W.P. Carey as the Company's exclusive financial advisor for the purpose of providing financial advisory services to the Company in connection with the consolidation by merger of nine subsidiary limited partnerships of the Company into nine public limited partnerships in the Corporate Property Associates series of limited partnerships, hereinafter referred to as the "Consolidation" or the "Transaction."

        2. In connection with its services as financial advisor hereunder, W.P. Carey agrees to:

                (a) assist in the preparation of any registration statement, consent solicitation statement, prospectus, private placement memorandum or other offering documents, including any amendments or supplements thereto (the "Offering Documents"), in connection with the Transaction, which Offering Documents will not be made available to or used in discussions with prospective investors until the Offering Documents and their use for that purpose have been approved by the Company;
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Mr. William P. Carey
W.P. Carey & Co., Inc.
Page 2

     (b) assist the Company in preparing descriptive materials including sales literature for presentation in connection with the Consolidation; all matters of form and content in respect of such materials shall be subject to approval by the Company, which shall be responsible for the accuracy and completeness of such materials;

     (c) advise and assist the Company, and any legal counsel engaged by the Company, in structuring any Transaction.

3.   (a)   The Company hereby engages W.P. Carey to act as its consultant with respect to each offering of Equity Securities made in connection with the Transaction. In the event a Transaction involves a Public Offering, the Company shall: (i) with the advice and assistance of W.P. Carey, prepare a registration statement (the "Registration Statement") relating to the Securities, which conforms with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder and any other laws applicable to the Public Offering, and contains the disclosures required thereunder; (ii) file the Registration Statement with the SEC as soon as practicable thereafter.

     (b) With respect to any Public Offering or Private Placement of Securities, the Company will cooperate fully with W.P. Carey and provide all information and take all actions reasonably requested by W.P. Carey to effect the issuance and sale of the Securities, including, but not limited to, the registration or qualification of the Securities in such jurisdictions as W.P. Carey
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Mr. William P. Carey
W.P. Carey & Co., Inc.
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     and the Company may mutually agree; provided, however, that the Company will not be obligated to execute or file any general consent to service of process.

4. The Company shall make available to W.P. Carey all information concerning the business, assets, operations, financial condition and prospects of the Company, the Properties or the owners thereof, which W.P. Carey reasonably requests in connection with the performance of its obligations hereunder. All such information provided by or on behalf of the Company shall be complete and accurate and not misleading, and W.P. Carey shall be entitled to rely upon the accuracy and completeness of all such information without independent verification. The Company shall continue to advise W.P. Carey regarding any material developments or matters relating to the Company or the Properties which occur during the term of W.P. Carey engagement hereunder.

5. As compensation for the services rendered by W.P. Carey hereunder upon completion of the consolidation the Company shall pay W.P. Carey in the form of warrants to purchase shares of the Company (the "Listed Shares"). If all the CPA(R) Partnerships participate in the consolidation, W.P. Carey will receive warrants to purchase 2,284,800 Listed Shares at $21 per Share and 725,930 Listed Shares at $23 Per Share. The Warrants will be exercisable 10 years beginning one year after the date the consolidation is complete.
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Mr. William P. Carey
W.P. Carey & Co., Inc.
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6.    The Company shall:

      a) indemnify W.P. Carey and hold it harmless against any and all losses, claims, damages or liabilities to which W.P. Carey may become subject arising in any manner out of or in connection with the rendering of services by W.P. Carey hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of W.P. Carey; and

      b) reimburse W.P. Carey immediately for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by W.P. Carey hereunder (including, without limitation, in
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Mr. William P. Carey
W.P. Carey & Co., Inc.
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                connection with the enforcement of this Agreement and the
                indemnification obligations set forth herein); provided, however, that in the event a final judicial determination is made to the effect specified in subparagraph 6(a) above, Lehman Brothers will remit to the Company any amounts reimbursed under this subparagraph 6(b).

                The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 8 and the contribution obligations set forth in paragraph 7 shall apply whether or not W.P. Carey is a formal party to any such lawsuits, claims or other proceedings, that Lehman Brothers is entitled to retain separate counsel of its choice, subject to the reasonable approval of the Company, in connection with any of the matters to which such commitments relate and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or agent of W.P. Carey (each, with Lehman Brothers, an
                "Indemnified Person"). The Company further agrees that, unless a final judicial determination is made to the effect specified in subparagraph 7(a) above, any settlement of a lawsuit, claim or other proceeding against the Company arising out of the transactions contemplated by this Agreement which is entered into by the Company shall include an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons, which release shall be reasonably satisfactory to W.P. Carey.

7. The Company and W.P. Carey agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of Lehman Brothers, then, whether or not W.P. Carey is the Indemnified Person, the Company and W.P. Carey shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable: (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and W.P. Carey on the other hand, in connection with the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and W.P. Carey on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by W.P. Carey pursuant to this paragraph 8 exceed the amount of the fees actually received by W.P. Carey hereunder.
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Mr. William P. Carey
W.P. Carey & Co., Inc.
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8.   Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, W.P. Carey shall keep confidential all material nonpublic information provided to it by the Company and shall not disclose such information to any third party, other than such of its employees and advisors as W.P. Carey reasonably determines to have a need to know.

9. Except as required by applicable law, any advice to be provided by W.P. Carey under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of W.P. Carey and, accordingly, such advice shall not be relied upon by any person or entity other than the Company.

10. The Company agrees that W.P. Carey has the right following the closing of a Transaction to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that W.P. Carey will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld.

11. The term of W.P. Carey engagement hereunder shall extend from the date hereof for a period of months. Subject to the provisions of paragraphs 6 through 15, which shall survive any termination or expiration of this Agreement (including by operation of the preceding sentence), either party may terminate W.P. Careys' engagement hereunder by giving the other party at least 10 days' prior written notice.

12. At W.P. Carey option, some or all of its services hereunder may be performed by, and some or all of its fees may be paid to, an affiliate or affiliates of W.P. Carey and the term "W.P. Carey" as used in this Agreement shall include such affiliate or affiliates wherever appropriate W.P. Carey may retain the services of any third party to assist in performing its duties under this Agreement, including due diligence, provided that no such third party shall take any action on behalf of the Company without the prior approval of the Company.

13. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this Agreement or as a result
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Mr. William P. Carey
W.P. Carey & Co., Inc.
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of the services to be rendered by W.P. Carey hereunder. The Company further agrees that neither W.P. Carey nor any of its controlling persons, affiliates, directors, officers, employees or agents shall have any liability to the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by W.P. Carey hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of W.P. Carey.


        15. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

        16.     (a)     This Agreement may not be amended or modified except in
                        writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the State of New York. The Company and W.P. Carey hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States
                        District Courts located in the City of New York for any lawsuits, claims or other proceedings arising out of or relating to this Agreement and agree not to commence any such law suit, claim or other proceeding except in such courts.

                (b) The Company and W.P. Carey hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim, or other proceeding arising out of or relating to this Agreement in the courts or the State of New York or the United States District Courts located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum.

                (c) Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by W.P. Carey hereunder is expressly and irrevocably waived by W.P. Carey and the Company.
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Mr. William P. Carey
W.P. Carey & Co., Inc.
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        If the foregoing correctly sets forth the understanding and agreement between W.P. Carey and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                        W.P. Carey & Co. Inc.

                                        By:
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AGREED:

Carey Diversified LLC

By:
   -------------------------
   Francis J. Carey
   Chairman